CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
ENGINE LEASE FINANCE CORPORATION AS EXISTING LESSOR COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL AS LESSEE CONTRAIL AVIATION LEASING, LLC AS NEW LESSOR
ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT IN RESPECT OF ONE (1) iae v2530 AIRCRAFT ENGINE BEARING MANUFACTURER'S SERIAL NUMBER v10150

Contents
Clause	Page
1.Definitions and Interpretation    1
2. Assignment, Assumption and Amendment    3
3. Undertakings and Factual Confirmations    5
4. Representations and Warranties    7
5. Payments    7
6. Miscellaneous    8
Schedule 1 The Lease    12
Schedule 2 Conditions Precedent    13
Schedule 3 Amendments to the Lease    17
Schedule 4 Form of Effective Time Notice    19

THIS ENGINE LEASE ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this "Agreement") is made on the 30th day of March, 2021
BETWEEN:
a.ENGINE LEASE FINANCE CORPORATION, a corporation organised and existing under the laws of the State of Nevada, United States of America with its principal place of business at Building 156, Shannon Free Zone, Shannon, County Clare, Ireland (the "Existing Lessor");
b.COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL, a corporation organised and existing under the laws of Macau with its principal place of business at Alameda Dr. Carlos D1Assumpcao n. 398, Edificio CNAC, 13-18 andares, Macau (the "Lessee"); and
c.CONTRAIL AVIATION LEASING, LLC, a limited liability company organised and existing under the laws of Wisconsin with its principal place of business at 435 Investment Court, Verona, Wisconsin 53593, United States of America (the "New Lessor").
BACKGROUND
1.Pursuant to the Lease, the Existing Lessor leases the Engine to the Lessee on the terms and subject to the conditions contained in the Lease.
2.By a sale and purchase agreement dated on or about the date of this Agreement (the "Sale Agreement") between the Existing Lessor and the New Lessor, the Existing Lessor has agreed to sell the Engine to the New Lessor on the terms and conditions set out in the Sale Agreement.
3.For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:
i.the parties have agreed that with effect from the Effective Time the Existing Lessor shall assign to the New Lessor and the New Lessor shall assume the rights, liabilities and obligations of "Lessor" under the Lease, and that the Existing Lessor shall be released from its liabilities and obligations under the Lease, in each case, on the terms and conditions set out below; and
ii.the Existing Lessor, the New Lessor and the Lessee have agreed to enter into this Agreement for the purposes of giving effect to the assignment and assumption of the Lease and to amend and modify the Lease to reflect the foregoing.

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NOW IT IS HEREBY AGREED as follows:

1.Definitions and Interpretation
A.Words and expressions defined in the Lease shall bear the same respective meanings in this Agreement (including the Recitals hereto) unless otherwise defined herein or the context otherwise indicates or requires.
In addition, in this Agreement the following expressions shall have the following meanings:
“Assigned Lease” means the Lease as assigned, assumed and amended by this Agreement.
"Engine" means one (1) IAE V2530 aircraft engine with manufacturer's serial number V10150 as such engine is more particularly described in the Lease.
"Certificate of Acceptance" means the Estoppel And Acceptance Certificate dated 18 December, 1995 relating to the Engine delivered pursuant to the Lease Agreement by the Lessee to the Prior Lessor.
"Effective Time" means the time set forth in the Effective Time Notice.
"Effective Time Notice" means a notice substantially in the form of Schedule 4 (Form of Effective Time Notice), signed by the Lessee, the Existing Lessor and the New Lessor.
"Existing Lessor Indemnitee" means each "Indemnitee" as defined in the Lease immediately prior to the Effective Time.
"Lease" collectively means the Lease Agreement, and all related supplements, amendments, and other agreements and instruments which are more particularly described in Schedule 1 (The Lease).
"Lease Agreement" means the Spare Engine Lease Agreement dated as of June 20, 1995 between the Prior Lessor and the Lessee.
“Prior Lessor” means International Lease Finance Corporation.
"Transaction Documents" means, together, each of this Agreement, the Effective Time Notice and any and all notices, acknowledgements and consents required to be executed in connection with the foregoing.
B.In this Agreement, unless the contrary intention is stated, a reference to:
a.each of the “Prior Lessor”, the "Existing Lessor", the "New Lessor", the "Lessee" or any other person includes, without prejudice to the provisions of this Agreement restricting transfer or assignment, any successor or permitted assignee or transferee;
b.words importing the plural shall include the singular and vice versa;
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c.any document (other than the Lease Agreement and the Lease) shall include that document and all exhibits, schedules and attachments, as amended, novated, assigned or supplemented in accordance with the provisions thereof;
d.a Clause or a Schedule is, unless otherwise specified, a reference to a Clause of or a Schedule to this Agreement; and
e.any law, or to any specified provision of any law, is a reference to such law or provision as amended, substituted or re-enacted.
2.ASSIGNMENT, ASSUMPTION AND AMENDMENT
A.With effect from the Effective Time and subject, where applicable, to the arrangements set forth in Clause 5.2:
a.the Existing Lessor assigns to the New Lessor, and the New Lessor agrees to assume, the rights, obligations, duties and liabilities of the “Lessor” under the Lease arising from and including the Effective Time (but, for the avoidance of doubt, not the obligations, duties or liabilities required to be performed, or the rights arising in, or relating to, the period prior to the Effective Time which shall remain the obligations, duties or liabilities of the Existing Lessor);
b.the Existing Lessor agrees that the Lessee has no further obligations, duties and liabilities to the Existing Lessor under the Lease (as a consequence of the assignment effected by Clause 2.1.1), and the Existing Lessor agrees that it has no further rights against the Lessee under the Lease, in each case insofar as the same are attributable to the period commencing at, or any event or circumstance occurring after, the Effective Time (but, for the avoidance of doubt, not the obligations, duties or liabilities required to be performed in, or relating to, the period prior to the Effective Time);
c.the Lessee releases the Existing Lessor from the Existing Lessor’s obligations, duties and liabilities to the Lessee under the Lease, and the Lessee agrees that it has no further rights against the Existing Lessor under the Lease, in each case insofar as the same are attributable to the period commencing at, or any event or circumstance occurring after the Effective Time (but, for the avoidance of doubt, not the obligations, duties or liabilities required to be performed in, or relating to, the period prior to the Effective Time);
d.the Lessee consents to and accepts the assignment to and assumption by the New Lessor of the rights, obligations, duties and liabilities of "Lessor" under the Lease and the New Lessor's agreement to perform the obligations of the "Lessor" under the Lease (but, for the avoidance of doubt, not the obligations, duties or liabilities required to be performed, or the rights arising, in, or relating to, the period prior to the Effective Time);
e.the Lessee agrees that it will not assert against the New Lessor any claim or defence arising from circumstances occurring prior to the Effective Time, which it may have or have had against the Existing Lessor under the Lease prior to the Effective Time;
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f.the Lessee acknowledges that its covenants, obligations, undertakings, duties and liabilities under the Lease arising from and including the Effective Time are owed to the New Lessor, and agrees with the New Lessor to assume, observe and perform the covenants, obligations, undertakings, duties and liabilities of the Lessee under the Lease arising from and including the Effective Time in favour of and for the benefit of the New Lessor;
g.the Lessee and the Existing Lessor agree that the Existing Lessor and the Lessee shall have the same rights and remedies against each other as each would have had under the Lease in respect of any losses, liabilities or claims suffered or incurred or brought against or payments due to each other in respect of or attributable to the period prior to the Effective Time as if the Existing Lessor had remained the "Lessor" under the Lease and this Agreement had not been executed and the New Lessor shall not have any liability for any such losses, liabilities or claims nor shall the Lessee exercise any set off or counterclaim against the New Lessor in respect of any such losses, liabilities or claims; and
h.the Assigned Lease is amended in accordance with Schedule 3 (Amendments to the Lease).
Each of the events set out in this Clause 2.1 is conditional upon the occurrence of the others and shall occur simultaneously.
B.The Lessee acknowledges that the Engine was delivered to the Lessee under the Lease on 18 December, 1995 (the "Delivery Date") and that the New Lessor may rely on the Certificate of Acceptance issued by Lessee to the Prior Lessor on the Delivery Date as though it had been issued to the New Lessor. It is hereby acknowledged by all parties hereto that no further physical delivery of the Engine by the New Lessor to the Lessee is required or contemplated as a result of this Agreement.
3.Undertakings and Factual Confirmations
A.Effective Time Notice
Each of the parties hereto shall provide confirmation to the other parties hereto immediately upon satisfaction or waiver or deferral of each of the conditions precedent expressed to be for the benefit of such party in Schedule 2 (Conditions Precedent). Immediately thereupon, each of the parties hereto unconditionally and irrevocably agrees to sign and deliver to each of the other parties hereto the Effective Time Notice at the same time as (and subject to) the sale of the Engine to the New Lessor is completed pursuant to the terms of the Sale Agreement.

B.Quiet Enjoyment
The New Lessor acknowledges that, so long as no Default has occurred and is continuing under the Assigned Lease, the New Lessor will not interfere with the Lessee’s quiet, peaceful use and enjoyment of the Engine.
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C.Costs and Expenses
The Existing Lessor and the New Lessor shall each promptly reimburse to the Lessee [ ]percent ([ ]%) of its reasonable out-of-pocket expenses (including, without limitation, Lessee’s internal and external legal expenses) actually incurred in connection with the assignment and assumption contemplated by this Agreement in accordance with Article 24.4 of the Assigned Lease, provided that such expenses are substantiated to the reasonable satisfaction of the Existing Lessor and the New Lessor.
In addition, no later than five (5) Business Days after the date of the Effective Time Notice, the Existing Lessor and the New Lessor shall each pay to the Lessee [ ]percent ([ ]%) of the agreed novation fee of US$[ ].
D.Nameplates
The Lessee agrees that it shall, as soon as reasonably practicable but in any case no later than ninety (90) days after the Effective Time, replace the fireproof plates currently on the Engine with those bearing the text set out below (and the New Lessor and the Lessee agree that with effect from the Effective Time the text for the plates specified in Article 15 of the Lease Agreement shall be deleted and replaced with the text set out below):
"This Engine is owned by Contrail Aviation Leasing, LLC".
E.Liability Insurance
The Lessee agrees to maintain liability insurance for the benefit of each Existing Lessor Indemnitee, naming each Existing Lessor Indemnitee as an additional insured for the period commencing at the Effective Time and ending on the third anniversary of the Effective Time, as set forth in Article 24.2 of the Lease Agreement.
F.Post-Assignment Undertakings
If requested by the New Lessor, the Lessee shall provide to the New Lessor a copy of the current on-wing and shop maintenance program in relation to the Engine.
G.Factual confirmations
a.The Lessee confirms to the New Lessor on the date hereof and at the Effective Time (but, in respect of the Effective Time, subject to any qualifications noted in the Effective Time Notice):
a.no Default has occurred and is continuing under the Lease; and
b.no Total Loss with respect to the Engine has occurred.
b.The Lessee and the Existing Lessor confirm to the New Lessor that the documentation listed in Schedule 1 (The Lease) hereto constitutes the entire agreement between the Lessee and the Existing Lessor in relation to the leasing of the Engine which will continue in effect following the Effective Time and there have been no amendments, consents, waivers or modifications entered into
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with respect to such documentation which will continue to have effect following the Effective Time.
H.Engine location
The Lessee shall give the Existing Lessor and the New Lessor reasonable advance notice of the expected whereabouts of the Engine on request and confirm to the Existing Lessor and the New Lessor the location of the Engine immediately prior to transfer of legal title to the Engine by the Existing Lessor to the New Lessor at the Effective Time.
4.Representations and Warranties
A.Each party to this Agreement hereby represents and warrants to the others on the date of this Agreement and at the Effective Time (each in relation to itself only) that:
a.it duly exists under the laws of its jurisdiction of incorporation/organisation;
b.it has the capacity and power to enter into and perform this Agreement and the other Transaction Documents to which it is a party and has duly authorised and executed this Agreement and other Transaction Documents to which it is a party after completion of all necessary corporate and/or governmental action;
c.its obligations under this Agreement are valid, binding and enforceable against it (except as may be limited by applicable bankruptcy and similar laws affecting creditors' rights generally or general principles of equity); and
d.entering into and the performing its obligations under this Agreement does not conflict with, and will not result in default under, any document binding upon it or any of its assets.
B.The Existing Lessor and the Lessee represent and warrant the following as of the date hereof and as of the Effective Time:
a.     the Lease is in full force and effect and the parties have not made or consented to any amendment, modification or supplement thereto except as set forth in Schedule 1 to this Agreement;

    the Lessee is not in default or in breach of the Lease and the Existing Lessor does not have any claims against the Lessee arising out of or relating to the Lease;
b.    the Existing Lessor is not in default under the Lease, and the Lessee does not have any claims against the Existing Lessor arising out of or related to the Lease;
c.    the Lessee has met all its monetary obligations owing under the Lease through the date hereof;
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d.    there are no offsets or credits against any rent or other monetary obligations owing under the Lease;
e.    the Lessee has made no advance payment of Rent under the Lease;
f.    No Total Loss or Termination Date or event that, with notice or the passage of time, would be a Total Loss or cause a Termination Date, has occurred with respect to the Engine or the Lease;
g.    the Lessee has not entered into any sublease, assignment or pooling arrangements, or any engine co-operation agreements in respect of the Engine or the Lease and the Existing Lessor has not consented to any subleasing, assignment or pooling of the Engine;
h.    the Engine is not being and has not been utilized at a thrust rating greater than that specified in Exhibit A to the Lease;
i.    the Lessee, but not the Existing Lessor, represents that all filings required by the Aviation Authority in connection with the Lease have been made;
j.    the Lessee, but not the Existing Lessor, represents that there are no suits, arbitrations or other proceedings pending or threatened against the Lessee before any court or administrative agency against or affecting the Lessee which, if adversely determined would have a material adverse effect on the financial condition or business of the Lessee or its ability to perform under the Lease;
k.     the Lessee, but not the Existing Lessor, represents that the Lessee is not in default under any agreement to which it is a party or by which it may be bound which would have a material adverse effect on its business, assets or condition and no material litigation or administrative proceedings before any Government Entity is presently pending or to the knowledge of the Lessee threatened against it or its assets which would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Lessee;
l.    the Lessee, but not the Existing Lessor, represents that at the time of execution of this Agreement, the financial statements provided to the Existing Lessor pursuant to Article 22 of the Lease fairly present the financial condition of the Lessee;
m.    the Lessee, but not the Existing Lessor, represents that the Lessee holds all licenses, certificates and permits from applicable Government Entities in Macau necessary for the conduct of its business as a certificated air carrier and performance of its obligations under the Lease. The Lessee will advise the new Lessor promptly in the event any such license, certificates or permits are cancelled, terminated, revoked or not renewed. The Engine and the Lease are currently registered with the Aviation Authority in the name of the Existing Lessor as owner.
n.    The Lessee, but not the Existing Lessor, represents that, as of the date of execution of this Agreement there are no present restrictions on the Lessee
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making the payments required by the Lease under the laws of Macau and the Lessee will not be required to deduct any withholding or other Tax from any payment it may make under the Lease. If at any time any such restrictions may be applicable, the Lessee, to the extent permitted by Law, will obtain all certificates, licenses, permits, exemptions and other authorisations which are from time to time required for the making of the payments required by the Lease on the dates and in the amounts and currency which are stipulated in the Lease and will maintain the same in full force and effect for so long as the same will be required.
o.    The Existing Lessor, but not the Lessee, represents that it has provided New Lessor with true, correct and complete copies of the Lease documents described in Schedule 1 to this Agreement.
5.Payments
A.Rent
a.To the extent that the Existing Lessor has received (or, on the next scheduled date for payment of Rent, does receive) from the Lessee any amount of Rent payable by the Lessee pursuant to the Lease that is referable to any period after the Effective Time, the Existing Lessor shall arrange for such Rent to be paid to the New Lessor at or as soon as reasonably practicable after the Effective Time and such payment shall discharge pro tanto and without penalty the Lessee's obligation to pay the New Lessor for the relevant period.
b.To the extent that the New Lessor has received (or, on the next scheduled date for payment of Rent, does receive) from the Lessee any amount of Rent payable by Lessee pursuant to the Lease that is referable to any period prior to the Effective Time, the New Lessor shall arrange for such Rent to be paid to the Existing Lessor as soon as reasonably practicable after the Effective Time and such payment shall discharge pro tanto and without penalty the Lessee's obligation to pay the Existing Lessor for the relevant period.
B.Security Deposit, Supplemental Rent and other Lessor contributions
With effect from the Effective Time, the current balance of the Security Deposit and the Reserves (in each case in the amounts set forth in the Effective Time Notice) shall be transferred in full to the New Lessor. Each party hereto agrees that with effect from the Effective Time, any claim by the Lessee for reimbursement of the Security Deposit or payment of any reimbursement from the Reserves pursuant to clause 13 of the Assigned Lease, as amended from time to time hereafter, shall be made only against the New Lessor, and the New Lessor hereby expressly confirms that it shall assume such obligations with effect from the Effective Time.
6.Miscellaneous
A.Variation
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The terms of this Agreement shall not be varied otherwise than by an agreement in writing duly executed by or on behalf of all the parties; provided that following the Effective Time and the issuance of the Effective Time Notice, the New Lessor and the Lessee shall be entitled to amend, modify or vary the terms of the Assigned Lease and any side letters, warranty agreements or any other ancillary documents relating to the Assigned Lease or the Engine after the Effective Time without reference to or the signature of the Existing Lessor.
B.Notices
Every notice, request, direction or other communication under this Agreement shall be made in accordance with Article 26 (Notices) of the Assigned Lease and shall be sent:
to the New Lessor at:
Contrail Aviation Leasing, LLC
435 Investment Court
Verona, Wisconsin 53593
United States of America

Email:        joe@contrail.com
Fax No.:     +1 608 848-8101
Attention:         President
to the Existing Lessor at:
Engine Lease Finance Corporation
Building 156
Shannon Free Zone
Shannon
County Clare, Ireland
Email:        james.alderson@elfc.com
Fax No.:    + 353 61 361785
Attention:        Corporation Secretary
to the Lessee at:
Air Macau Company Limited
Air Macau Operation Building
Avenida do Aeroporto
Taipa
Macau

Email:        kongwenxin@airmacau.com.mo
Fax No.:        011-853-8898-4280
Attention:        Manager of engine control center

or to such other places and numbers as each party may direct in writing to the other parties.

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C.Governing Law and Jurisdiction
a.This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.
b.The parties hereto agree that all disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement, any Transaction Document or any contemplated transactions related hereto or thereto, shall be brought exclusively in a state court of the State of California, located in Los Angeles, California, or in a federal court of the United States of America sitting in Los Angeles, California; provided that nothing in this Agreement shall be deemed to operate to preclude any party to this Agreement from bringing suit or taking other legal action in any other jurisdiction to enforce a judgment or other court order in favour of such party. Each party to this Agreement (i) expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, (ii) hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court, (iii) agrees that it shall not file any motion or other application seeking to change the venue of any such suit or other action, and (iv) hereby waives personal service of any summons, complaints, and other process issued in any such action or suit and agrees that service of any such summons, complaints, and other process may be effected in accordance with Clause 6.2.
D.Assignment and Transfer
a.This Agreement will be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns and transferees.
b.No party may assign or transfer any of its rights or obligations under this Agreement (and any purported assignment or transfer in breach of this Clause 6.4.2 shall be void ab initio), except that the New Lessor may, without the consent of the other parties, assign or transfer its rights and obligations under this Agreement in connection with an assignment or transfer of its rights or obligations under the Assigned Lease which is permitted in accordance with the terms thereof.
E.Third Parties
a.A person who is not a party to this Agreement may not enforce any of its terms, save for the Indemnitees (as defined in the Lease (up to the Effective Time) or the Assigned Lease (from the Effective Time)), each Existing Lessor Indemnitee and their respective successors and assigns and transferees in relation to the rights to be named as additional assured in accordance with any of the Lease, the Assigned Lease and this Agreement.
b.The consent of any third party is not required for any variation or termination of this Agreement.
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F.Counterparts
This Agreement may be executed in two or more counterparts, each of which will be an original, but all of which will constitute but one and the same instrument.
G.Delivery of documents by fax and email
a.This Agreement may be executed in two or more counterparts including facsimile or other electronic transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
b.Each party hereto agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement or any other document contemplated hereby bearing an original or electronic signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature.
H.Further Assurances/Modifications
a.Each party hereto agrees that it shall, at any time and from time to time (and in the case of the Lessee, at no cost to itself), promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may be reasonably required in order to obtain the full benefits of this Agreement and to implement the rights and powers herein granted.
b.This Agreement may not be amended or modified except by a written agreement signed by the Existing Lessor, the Lessee and the New Lessor provided that after the Effective Time the New Lessor and the Lessee may agree to amend the Assigned Lease without the consent of the Existing Lessor.

I.Confidentiality
The parties hereto shall keep the provisions of this Agreement confidential and not disclose them to any other party save:
a.in connection with and to the extent necessary for the entering into of this Agreement or the performance by such party of its obligations hereunder:
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I.to any officer, employee or contractor of such disclosing party;
II.to a party’s affiliate companies;
III.to any professional adviser appointed by such party to advise on such performance; and
b.as required by law; and
c.to any relevant regulatory body whether or not the requirement under which the disclosure is made has the force of law, provided that, in the case of Clause 6.9.1, such parties agree to be bound by the terms of this Clause 6.9 (for which the disclosing party shall be responsible).

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement on the date first above written.

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EXECUTION PAGE – ENGINE LEASE ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT MSN V10150

SIGNED
by /s/ Richard Hough
ENGINE LEASE FINANCE CORPORATION
Name:                Richard Hough
Title:                EVP & Chief Technical Officer

SIGNED
by /s/ Chen Hong
COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL
Name:                Chen Hong
Title:                CEO

SIGNED
by /s/ Joseph G. Kuhn
CONTRAIL AVIATION LEASING, LLC
Name:                Joseph G. Kuhn
Title:                CEO

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Schedule 1.
The Lease
i.Spare Engine Lease Agreement dated as of June 20, 1995 between the Prior Lessor and the Lessee.
ii.Estoppel and Acceptance Certificate dated December 18, 1995 from the Lessee to the Prior Lessor.
iii.Amendment Number One to Spare Engine Lease Agreement dated as of September 28, 1995 between Lessee and Prior Lessor.
iv.Amendment #2 to Spare Engine Lease Agreement dated as of January 31, 2002 between Lessee and Prior Lessor.
v.Assignment and Assumption Agreement dated as of 23 December, 2002 between Prior Lessor, Existing Lessor and Lessee.
vi.Amendment Agreement No. 3 to Spare Engine Lease Agreement dated 19 July, 2012 between Lessee and Existing Lessor.
vii.Extension And Amendment Agreement No. 4 to Spare Engine Lease Agreement dated 31 January, 2018 between Lessee and Existing Lessor.
Schedule 2.
Conditions Precedent
i.New Lessor Conditions Precedent
It shall be a condition precedent for the New Lessor to the occurrence of the Effective Time that each of the following have been satisfied (or waived or deferred by the New Lessor):
i.on or before the Effective Time, the New Lessor will have received the following in form and substance reasonably satisfactory to it:
a.copies of the certificate of insurance and broker's undertaking relating to the insurances in compliance with the provisions of the Assigned Lease and this Agreement;
b.a certificate from a duly authorised officer of the Lessee and the Existing Lessor:
A.attaching in respect of each of the Lessee and the Existing Lessor copies of:
(a)its constitutional documents;
(b)all necessary corporate authorisations approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party;
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(c)the powers of attorney (if any) required by such entity to authorise the execution and performance of the Transaction Documents and any other agreements or instruments to which it is a party; and
(d)the specimen signature of each person authorised pursuant to the above; and
1.certifying that the documents referred to in paragraph (A) above are true, correct and up-to-date copies.
c.copies of each of the Transaction Documents duly executed by each of the parties thereto;
d.A replacement power of attorney in favour of the New Lessor, such power of attorney being substantially in the same form and substance as the power of attorney set out in Exhibit D to the Lease; and
e.The Lessee will provide to the New Lessor a No Incident or Accident Letter in the same form and substance as the No Incident or Accident Letter set out in Exhibit C to the Assignment and Assumption Agreement dated as of 23 December, 2002 between Prior Lessor, Existing Lessor and Lessee; and
ii.each of the representations of the Lessee and the Existing Lessor set forth herein shall be true and accurate by reference to the facts and circumstances then existing.
The conditions precedent specified in this paragraph 1 of Schedule 2 above have been inserted for the benefit solely of New Lessor and may be waived, deferred or extended in writing in whole or in part and with or without conditions.
ii.Lessee Conditions Precedent
It shall be a condition precedent for the Lessee to the occurrence of the Effective Time that each of the following have been satisfied (or waived or deferred by the Lessee):
iii.on or before the Effective Time, the Lessee will have received the following in form and substance reasonably satisfactory to it:
f.a certificate from a duly authorised officer of the New Lessor and the Existing Lessor:
2.attaching in respect of each of the New Lessor and the Existing Lessor copies of:
(a)its constitutional documents;
(b)all necessary corporate authorisations approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party;
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(c)the powers of attorney (if any) required by such entity to authorise the execution and performance of the Transaction Documents and any other agreements or instruments to which it is a party; and
(d)the specimen signature of each person authorised pursuant to the above; and
3.certifying that the documents referred to in paragraph (A) above are true, correct and up-to-date copies; and
g.copies of each of the Transaction Documents duly executed by each of the parties thereto; and
iv.each of the representations of the New Lessor and the Existing Lessor set forth herein shall be true and accurate by reference to the facts and circumstances then existing; and
v.the sale and purchase of the Engine shall have occurred (or is scheduled to occur at the Effective Time) pursuant to the Sale Agreement.
The conditions precedent specified in this paragraph 2 of Schedule 2 above have been inserted for the benefit solely of the Lessee and may be waived, deferred or extended in writing in whole or in part and with or without conditions.
iii.Existing Lessor Conditions Precedent
It shall be a condition precedent for the Existing Lessor to the occurrence of the Effective Time that each of the following have been satisfied (or waived or deferred by the Existing Lessor):
vi.on or before the Effective Time, the Existing Lessor will have received the following in form and substance reasonably satisfactory to the Existing Lessor:
h.copy of the certificate of insurance and brokers' undertaking relating to the insurances in compliance with the provisions of the Lease and this Agreement; and
i.a certificate from a duly authorised officer of the Lessee and the New Lessor:
4.attaching in respect of each of the Lessee and the New Lessor copies of:
(a)its constitutional documents;
(b)all necessary corporate authorisations approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party;
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(c)the powers of attorney (if any) required by such entity to authorise the execution and performance of the Transaction Documents and any other agreements or instruments to which it is a party; and
(d)the specimen signature of each person authorised pursuant to the above; and
5.certifying that the documents referred to in paragraph (A) above are true, correct and up-to-date copies.
j.copies of each of the Transaction Documents duly executed by each of the parties thereto;
vii.each of the representations of the New Lessor and the Lessee set forth herein shall be true and accurate by reference to the facts and circumstances then existing;
viii.the sale and purchase of the Engine shall have occurred (or is scheduled to occur at the Effective Time) pursuant to the Sale Agreement.
The conditions precedent specified in this paragraph 3 of Schedule 2 above have been inserted for the benefit solely of the Existing Lessor and may be waived, deferred or extended in writing in whole or in part and with or without conditions.

Schedule 3.
Amendments to the Lease
It is hereby agreed that from and after the Effective Time, the Lease as assigned and assumed pursuant to Clause 2.1 of this Agreement shall be amended as set out in this Schedule 3.
A.GENERAL
a.All references in the Lease Agreement to "the Lease", "this Lease", "the Agreement" or "this Agreement" shall be references to the Lease Agreement as assigned, assumed and amended by this Agreement.
b.All references in the Lease to "Lessor" or to Engine Lease Finance Corporation shall refer to the New Lessor in place of the Existing Lessor.
B.AMENDMENTS TO THE LEASE AGREEMENT
From and after the Effective Time, the Lease Agreement as assigned and assumed pursuant to Clause 2.1 of this Agreement is amended as follows:
a.Bank Account Details
Section 1.11 of the Lease Agreement, the definition of “Lessor’s Bank” and the bank account details in Article 5.5 (Payments) of the Lease Agreement shall be deleted and
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replaced with the following and any intermediate notification of any other bank account for payments to the “Lessor” under the Lease is terminated and shall be of no effect:

Account Bank:	Old National Bank N.A. 1 Main Street Evansville IN 47708 USA
Swift:	[ ]
ABA#:	[ ]
Account#:	[ ]
SWIFT:	[ ]
Account Beneficiary:	Contrail Aviation Support, LLC

b.Notice Details
In Article 26 (Notices) of the Lease Agreement, all references to “telex” shall be replaced by references to “email” and the Lessor's contact details shall be deleted and replaced by the following:
Contrail Aviation Leasing, LLC
435 Investment Court
Verona, Wisconsin 53593
United States of America

Email:        joe@contrail.com
Fax No.:         +1 608 848-8101
Attention:         President

c.Amendments to Definitions
Clause 2 (Definitions) of the Lease Agreement shall be amended as follows:
i.The definition of "Indemnitees" shall be deleted and replaced by the following:
"Indemnitees means the New Lessor, Lessor’s Lender and each of their successors and assigns, subsidiaries, affiliates, contractors, directors, officers, agents and employees."
d.Amendment to Exhibit Reference
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In Article 24.2 (Sale or Assignment by LESSOR) of the Lease Agreement, the reference to “Exhibit C” shall be replaced by “Exhibit B”.
e.Notice of Lessor’s Lender
Pursuant to Article 24.3 of the Lease Agreement, New Lessor hereby provides notice to Lessee that as of the date of this Agreement, the Lessor’s Lender as referred to in the Lease Agreement shall be Old National Bank, N.A.

Schedule 4.
Form of Effective Time Notice
Date: __________________
Assignment, Assumption and Amendment Agreement dated _____________, 2021 between Contrail Aviation Leasing, LLC, as new lessor (the "New Lessor"), Engine Lease Finance Corporation, as existing lessor (the "Existing Lessor") and Companhia De Transportes Aereos Air Macau, SARL, as lessee (the "Lessee") (the "Assignment and Assumption Agreement"), in respect of a Spare Engine Lease Agreement dated as of June 20, 1995 as amended, assigned and assumed from time to time and currently subsisting between the Existing Lessor and the Lessee relating to one (1) IAE V2530 engine bearing manufacturer's serial number V10150.
We refer to the Assignment and Assumption Agreement. Terms used herein and not otherwise defined will, unless the context otherwise requires, have the respective meanings ascribed thereto in the Assignment and Assumption Agreement including by reference to another document.
Each of the Existing Lessor, the New Lessor and the Lessee hereby confirms satisfactory receipt or waiver, as the case may be, of its respective conditions precedent set out in Schedule 2 of the Assignment and Assumption Agreement and accordingly that for all purposes of the Assignment and Assumption Agreement the Effective Time is ____________ (______________ time) this ____ day of ___________ 2021 whilst the Engine was installed on the A320-232 airframe with manufacturer’s serial number 04179 and registration mark B-MBC (the “Airframe”) located at Macau International Airport and that the assignment, assumption and amendment contemplated by the Assignment and Assumption Agreement have occurred.
At the Effective Time:
the Lessee confirms that the Engine is installed on the A320-232 airframe with manufacturer’s serial number 04179 and registration mark B-MBC located at Macau International Airport;
a.all parties agree and acknowledge that:
i.the Rent payable under the Assigned Lease, payable monthly in advance in accordance therewith, is US$[ ];
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ii.the Deposit amount is US$[ ] and is held in cash;
iii.the Hourly Reserves and LLP Reserves rates and balances as of the Effective Time are:
Hourly Reserves rate:     $[ ]
Total Amount held in Hourly Reserves: $[ ]1

Total Amount held in LLP Reserves: $[ ]; and

iv.[insert details of any pending claim for payment of a contribution from Hourly Reserves or LLP Reserves or any other lessor contribution (e.g. AD Cost Sharing) which have been submitted to Existing Lessor and which await payment at the Effective Time]2.
This notice may be signed in one or more counterparts.
This notice and any obligations hereunder will be governed by and construed in accordance with the laws of the State of California.

1 As of 04/12/20. To be updated as of Effective Time.
2 None as of 04/12/20. To be updated as of Effective Time.
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SIGNATURE PAGE - EFFECTIVE TIME NOTICE (MSN V10150)
ENGINE LEASE FINANCE CORPORATION

By:    _________________________________________________
Name:
Title:

CONTRAIL AVIATION LEASING, LLC

By:    _________________________________________________
Name:
Title:

COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL

By:    _________________________________________________
Name:
Title:
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